AMENDMENT No. 2 TO TERM NOTE

This Amendment to the Term Note (“Amendment No. 2”) is dated July 15, 2015 by and among SofTech, Inc., a Massachusetts corporation with offices at 650 Suffolk Street, Suite 415, Lowell, MA 01854 (the “Borrower”) and EssigPR, Inc., a Puerto Rico corporation (the “Lender”).

WHEREAS, the Borrower and Lender are parties to that certain Term Note dated October 1, 2014 which was amended through an agreement dated April 2, 2015 (“Amendment”); and

WHEREAS, the Term Note, as amended, is due and payable in full on July 10, 2015; and

WHEREAS, the Borrower and Lender have agreed to extend the due date an additional three months to October 10, 2015.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree as follows:

1.

Term. Section 6. entitled “Term.” of the Term Note, as amended, shall be amended by changing the due date from April 10, 2015 to October 10, 2015.

2.

Consideration. Borrower hereby awards Lender 2,500 stock options to purchase SofTech common stock at an exercise price of $1.00 per share. Such stock options will be fully vested upon execution of this Amendment No. 2. The stock options will expire on the ten year anniversary of the award if not exercised.

All other terms and conditions detailed in the Term Note, as amended, shall remain unchanged.

BORROWER		LENDER

SofTech, Inc.		EssigPR, Inc.

By:	/s/ Joseph P. Mullaney	By:	/s/ Joseph P. Daly

Its:	CEO	Its:	CEO

Date:	July 15, 2015	Date:	July 15, 2015